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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Envestnet, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-169050, 333-181071 and 333-197145) on Form S-8 of Envestnet, Inc. (the Company) of our reports dated March 2, 2015, with respect to the consolidated balance sheets of Envestnet, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Envestnet, Inc.

        Our report dated March 2, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, expresses our opinion that Envestnet, Inc. did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to inadequately designed controls over the portion of revenues and cost of revenues of a business that was acquired in 2013, Wealth Management Solutions, that was not migrated to the Envestnet core technology platform in 2014, and the financial statement review process, including the review of manual journal entries, has been identified and included in management's assessment.

        Our report dated March 2, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states that Envestnet, Inc. acquired Placemark Holdings, Inc. (Placemark) during 2014, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, Placemark's internal control over financial reporting associated with total assets of $70,147,000 and total revenues of $6,157,000 included in the consolidated financial statements of Envestnet, Inc. and subsidiaries as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Placemark.

/s/ KPMG LLP

Chicago, Illinois
March 2, 2015

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  Exhibit 23.1